CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:   Index Oil and Gas, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form SB-2, amendment No. 3, Registration Statement of our report, dated July 10, 2006, relating to the financial statements of Index Oil and Gas, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Russell Bedford Stefanou Mirchandani LLP

New York, New York
February 5, 2007